UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2017

Commission file number 001-16111

GLOBAL PAYMENTS INC.
(Exact name of registrant as specified in charter)

Georgia	58-2567903
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10 Glenlake Parkway, North Tower, Atlanta, Georgia	30328-3473
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     (770) 829-8000

NONE

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08. Shareholder Director Nominations
The Board of Directors (the “Board”) of Global Payments Inc. (the “Company”) has scheduled the Company’s 2017 annual meeting of shareholders (the “Annual Meeting”) for May 3, 2017. The exact time and location of the Annual Meeting will be specified in the Company’s proxy statement for the Annual Meeting. As previously reported, the Board authorized a change in the Company’s fiscal year to a calendar year-end, following a seven-month transition period from June 1, 2016 to December 31, 2016.  As a result, the Annual Meeting is being accelerated to coincide with the new fiscal year end. Because the date of the Annual Meeting is more than 30 days before the anniversary of the date of the Company’s 2016 annual meeting of shareholders, a new deadline has been set for submission of shareholder nominations for directors or other proposals. If a shareholder intends to submit a nomination for director or other proposal for consideration at the Annual Meeting, the Company must receive notice of the proposal by the close of business on February 11, 2017.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL PAYMENTS INC

Date:	February 1, 2017	By: /s/ Cameron M. Bready
Cameron M. Bready
Executive Vice President and Chief Financial Officer